Exhibit 3.46

Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “MT HOLDING CORP. ” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SEVENTH DAY OF MAY, A.D. 2004, AT 6:35 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-FIRST DAY OF DECEMBER, A.D. 2007, AT 6:48 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2008, AT 6:07 O’CLOCK P.M.

CERTIFICATE OF RENEWAL, FILED THE TWENTY-SIXTH DAY OF MAY, A.D. 2009, AT 12 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SEVENTH DAY OF MARCH, A.D. 2011, AT 9:27 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “MT HOLDING CORP.”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
3793263 8100H	AUTHENTICATION:	2340910

150600328	DATE:	05-01-15
You may verify this certificate online at corp.delaware.gov/authver.shtml

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:35 PM 05/07/2004
FILED 06:35 PM 05/07/2004
SRV 040336184 - 3793263 FILE	CERTIFICATE OF INCORPORATION
of
MT HOLDING CORP.

(Pursuant to Section 102 of the General

Corporation Law of the State of Delaware)

THE UNDERSIGNED, desiring to form a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware (the “GCL”), hereby certifies as follows:

FIRST:    The name of the corporation is: MT HOLDING CORP. (the “Corporation”).

SECOND:    The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

THIRD:     The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in, promote, and carry on any lawful act or activity for which corporations may be organized under the GCL.

FOURTH:    The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock. The par value of said shares shall be $0.01 per share.

FIFTH:      The name and mailing address of the sole incorporator of the Corporation is Sandy Lee, c/o Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166.

SIXTH:    The board of directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation at any meeting at which a quorum is present by the affirmative vote of a majority of the whole board of directors. Election of directors need not be by written ballot. Any director may be removed at any time with or without cause, and the vacancy resulting from such removal shall be filled, by vote of a majority of the stockholders of the Corporation at a meeting called for that purpose or by unanimous consent in writing of the stockholders.

SEVENTH:    To the fullest extent permitted by law, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

THE UNDERSIGNED has executed this Certificate of Incorporation this 7th day of May, 2004.

/s/ Sandy Lee
Sandy Lee
Sole Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:00 PM 12/21/2007
FILED 06:48 PM 12/21/2007
CERTIFICATE OF MERGER OF	SRV 071356995 - 3793263 FILE

T&A HOLDING CORP.

WITH AND INTO

MT HOLDING CORP.

MT Holding Corp., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), desiring to merge T&A Holding Corp., a Delaware corporation, with and into the Corporation (the “Merger”), pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST:             The name and state of incorporation of each of the constituent corporations to the Merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation

T&A Holding Corp.	Delaware

MT Holding Corp.	Delaware

SECOND:        An Agreement and Plan of Merger, dated as of December 21, 2007 (the “Merger Agreement”), by and between the Constituent Corporations has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the DGCL.

THIRD:            The Corporation will continue as the corporation surviving the Merger (the “Surviving Corporation”) and the name of the Surviving Corporation shall be MT Holding Corp. upon the effectiveness of the Merger pursuant to the DGCL.

FOURTH:        The Certificate of Incorporation of MT Holding Corp. shall be the Certificate of Incorporation of the Surviving Corporation until amended pursuant to the DGCL.

FIFTH:             An executed copy of the Merger Agreement is on file at the offices of the Surviving Corporation at 6564 Loisdale Court, Suite 900, Springfield, Virginia 22150, and a copy thereof will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

SIXTH:            This Certificate of Merger and the Merger shall become effective at the time this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Merger to be executed by its duly authorized officer this 21 day of December 2007.

MT HOLDING CORP.

By:		/s/ Robert B. McKeon
	Name:	Robert B. McKeon
	Title:	President

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:33 PM 01/22/2008
FILED 06:07 PM 01/22/2008
STATE OF DELAWARE	SRV 080070432 - 3793263 FILE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

The Board of Directors of MT Holding Corp. a Delaware Corporation, on this Seventh day of May , A.D. 2004 , do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

615 South DuPont Highway

City of Dover County of Kent 19901

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is:

National Corporate Research, Ltd.

MT Holding Corp.

a Corporation of Delaware does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 16th day of January, A.D., 2008.

By:	/s/ Ronald B. Alexander
Authorized Officer

Name:	Ronald B. Alexander
Print or Type

Title:	Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:00 PM 05/26/2009
FILED 12:00 PM 05/26/2009
SRV 090536727 - 3793263 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.                                      The name of this corporation is MT HOLDING Corp.

2.                                      Its registered office in the State of Delaware is located at 615 South DuPont Highway (street), City of Dover Zip Code 19901 County of Kent the name of its registered agent is National Corporate Research, Ltd.

3.                                      The date of filing of the original Certificate of Incorporation in Delaware was 05/07/2004.

4.                                      The date when restoration, renewal, and revival of the charter of this company is to commence is the 28TH day of FEBRUARY 2009, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.                                      This corporation was duly organized and carried on the business authorized by its charter until the 1ST day of MARCH A.D. 2009, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 15th day of MAY A.D. 2009.

By:	/s/ [ILLEGIBLE]
Authorized Officer

Name:	[ILLEGIBLE]
Print or Type

Title:	CFO

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:32 PM 03/07/2011
FILED 09:27 PM 03/07/2011
SRV 110271463 - 3793263 FILE
STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

The Board of Directors of MT HOLDING CORP., a Delaware Corporation, on this 4th day of March, A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 4th day of March, A.D., 2011.

By:	/s/ Juli Pena
Authorized Officer

Name:	Juli Pena
Print or Type

Title:	Assistant Secretary